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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated July 25, 2000 relating to the combined financial statements of the PE Biosystems group (renamed Applied Biosystems group on November 30, 2000), the combined financial statements of the Celera Genomics group and the consolidated financial statements of PE Corporation (renamed Applera Corporation on November 30, 2000), which appear in the PE Corporation's 2000 Annual Report to Stockholders, which is incorporated by reference in PE Corporation's Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the incorporation by reference of our report dated July 25, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Stamford, Connecticut
September 20, 2001

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS